Exhibit 99.1

WebEx Communications Acquires CyberBazaar, India’s Leading Conferencing Service Provider

SAN JOSE, Calif., Dec. 17, 2003— WebEx Communications (Nasdaq: WEBX), the Web communications services leader, today announced that it has signed a definitive agreement to acquire CyberBazaar of Bangalore, India, the country’s leading provider of conferencing services. This acquisition will enable WebEx to provide multimedia web communications services for India’s fast-growing service sector, enhancing communications between businesses in the region and their international customers.

CyberBazaar’s unaudited revenues in the four quarters ended September 30, 2003, were approximately $2.7 million, with pre-tax profitability of approximately 30 percent. The total consideration to be paid under the agreement is approximately $4 million cash, with provision for adjustments based on performance of the business in 2004 and other contingencies. The acquisition is subject to various standard closing conditions and Indian government approvals. The acquisition is expected to close in the first quarter of 2004.

CyberBazaar was founded in 1996 and is India’s leading provider of conferencing and value added communication services. The company has offices in Bangalore, Mumbai, New Delhi, Hyderabad, and Chennai. CyberBazaar has a growing list of Blue Chip customers including Indian technology giants Infosys and Wipro, and corporations such as HP, Merrill Lynch, Motorola, Johnson & Johnson, Accenture, American Express, GE, Sapient, E & Y and Cadence. With the acquisition the company will continue to maintain its India offices, management team and over 120 people currently employed in India.

"The development of world-class communication services in India over the last decade has enabled it to become a global economic power," said Subrah Iyar, CEO of WebEx Communications. "CyberBazaar is the market leader in India and this acquisition positions WebEx to fulfill the multimedia communications needs of Indian and multinational corporations. WebEx services will help businesses in India to reduce travel costs and expand market opportunities by conducting local and international meetings online."

"WebEx’s communications services are ideal for engineering development, remote technical support, Web-based customer service and live training, all high-growth areas of the Indian economy," said Rajeev Purnaiya, managing director of CyberBazaar.

About WebEx Communications, Inc.
WebEx Communications, Inc. is the world’s leading provider of Web communications services. WebEx services are used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx provides carrier-class services using its MediaTone communications platform deployed over the WebEx MediaTone Network, a high-speed global network specifically designed for real-time Web communications. With its unique information-switching technology, multimedia capabilities and standards-based APIs, MediaTone is the "dial tone" for Web communications. WebEx Communications is based in San Jose, California and has regional headquarters in Europe and Asia. Please call toll free (877) 509-3239 or visit http://www.webex.com for more information.

Journalists should contact Colin Smith at Antenna Group (415) 977-1912 or colin@antennagroup.com.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements that the acquisition is expected to close in the first quarter of 2004, and that WebEx services will allow corporations to better serve their global customers, reduce travel costs and improve employee productivity. Factors which could contribute to risks and uncertainties include, but are not limited to, the failure to obtain necessary Indian government approvals, the failure of the customer to utilize this service effectively in their business or to reduce their other expenses. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Form 10-K, filed with the SEC on March 27, 2003 and Form 10-Q filed on November 14, 2003. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

MediaTone is a trademark of WebEx Communications, Inc.